Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

, 2023

Roth CH Acquisition IV Co.
888 San Clemente Drive
Suite 400

Newport Beach, CA 92660

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of , 2022, by and among Roth CH Acquisition IV Co., a Delaware corporation (“Acquiror”), Roth IV Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub”), and Tigo Energy, Inc., a Delaware corporation (the “Company”), pursuant to which, at the Closing (i) Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will be the surviving corporation and a wholly-owned subsidiary of Acquiror, (ii) the Company will change its name to Tigo Energy MergeCo, Inc., and (iii) Acquiror will change its name to Tigo Energy, Inc. (the “Transaction”). Capitalized terms used but not otherwise defined in this Letter Agreement shall have the meanings ascribed thereto in the Merger Agreement.

In order to induce Acquiror to consummate the Transaction and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Stockholder”) hereby agrees with Acquiror as follows (Stockholder and Acquiror collectively the “Parties” and each individually a “Party”):

1. Subject to the exceptions set forth herein, the Stockholder agrees not to, without the prior written consent of the board of directors of Acquiror, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any shares of Acquiror Common Stock held by it immediately after the Closing, any Acquiror Common Stock issuable upon the exercise of any options or warrants to purchase Acquiror Common Stock held by it immediately after the Closing, or any securities convertible into or exercisable or exchangeable for Acquiror Common Stock held by it immediately after the Closing or otherwise issued or issuable in connection with the Transaction (the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Acquiror Common Stock or securities convertible into or exercisable or exchangeable for Acquiror Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfers”, and each a “Transfer”) during the period beginning on the Closing Date and ending on the date that is six (6) months after the Closing Date (the “Lock-Up Period”).

2. The Transfer restrictions set forth in paragraph 1 shall not apply to:

(i) in the case of an entity, (A) Transfers to a stockholder, partner, member or affiliate of such entity, or (B) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of such entity, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such entity or affiliates of such entity (including, for the avoidance of doubt, where the entity is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership);

(ii)
in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;
(iii)
in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;
(iv)
in the case of an individual, Transfers pursuant to a qualified domestic relations order;
(v)
in the case of an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;
(vi)
the exercise of any options or warrants to purchase Acquiror Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), provided that the Stockholder shall comply with the Transfer restrictions applicable to such underlying Acquiror Common Stock;
(vii)
Transfers to Acquiror to satisfy tax withholding obligations pursuant to Acquiror’s equity incentive plans or arrangements;
(viii)
Transfers to Acquiror pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Acquiror or forfeiture of the Stockholder’s shares in Acquiror or other securities convertible into or exercisable or exchangeable for shares in Acquiror in connection with the termination of the Stockholder’s service to Acquiror;
(ix)
the entry, by the Stockholder, at any time after the Closing, into any trading plan providing for the sale of Acquiror Common Stock by the Stockholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act (as may be amended from time to time); provided, however, that such plan does not provide for, or permit, the sale of any Acquiror Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;
(x)
Transfers of up to five percent (5%) of the Acquiror Common Stock held by the Stockholder immediately after the Closing, or otherwise issued or issuable in connection with the Transaction for a period of ninety (90) days after the Closing, and from the ninety-first (91st) day after the Closing through the end of the Lock-Up Period, up to an additional five percent (5%) (for a total of up to ten percent (10%) during such periods) of the Acquiror Common Stock held by the Stockholder immediately after the Closing; provided, that, for the avoidance of doubt, the remaining ninety percent (90%) of the Acquiror Common Stock held by the Stockholder immediately after the Closing may be transferred upon the expiration of the Lock-Up Period;
(xi)
Transfers of any shares of Acquiror Common Stock or other securities convertible into or exercisable of exchangeable for Acquiror Common Stock acquired in open market transactions after the effective time of the Merger;
(xii)
transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of Acquiror’s stockholders having the right to exchange their Acquiror Common Stock for cash, securities or other property; and

(xiii)
transactions approved by the board of directors of Acquiror in its discretion to satisfy any U.S. federal, state, or local income tax obligations of the Stockholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties thereto, and such change prevents the Transaction from qualifying as a “reorganization” pursuant to Section 368 or as a transaction that qualifies for tax deferral under Section 351 of the Code (and the Transaction does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes);

provided, however, that (x) in the case of clauses (i) through (v), such Transfer does not involve a disposition for value and (y) in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Stockholder and not to the immediate family of the transferee), agreeing to be bound by the Transfer restrictions set forth herein. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Stockholder; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

3.
Any purported Transfer contrary to the provisions of this Letter Agreement shall be void ab initio, and Acquiror shall refuse to recognize any such purported transferee of the Acquiror Common Stock or securities convertible into or exercisable or exchangeable for Acquiror Common Stock as an equity holder for any purpose. During the Lock-Up Period, stop transfer orders shall be placed against the Acquiror Common Stock and each certificate or book entry position statement evidencing Acquiror Common Stock subject to Transfer restrictions hereunder shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT BY AND AMONG THE ISSUER OF SUCH SECURITIES (“ISSUER”) AND THE SECURITYHOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

4.
The Stockholder shall retain all of its rights as a stockholder of Acquiror during the Lock-Up Period, including the right to vote and to receive any dividends and distributions in respect of the Acquiror Common Stock.
5.
In the event that the Company releases or waives, in full or in part, any party that alone or together with its affiliates holds more than 5% of the Company’s Common Stock (at the time of such release or waiver prior to Closing) or 5% of the Acquiror Common Stock (at the time of such release or waiver after the Closing) (each, a “Triggering Shareholder”) from a lock-up agreement entered into in connection with the closing of the Merger, then the same percentage of Lock-up Shares held by the undersigned as the percentage of Lock-up Shares (or such equivalent term as defined in such lock-up agreement) held by such released party to such party’s aggregate number of Lock-up Shares that are the subject of such waiver or release shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein. In the event that (x) any Person enters into a letter agreement with a Triggering Shareholder relating to the subject matter hereof as contemplated by the Merger Agreement on terms and conditions that are less restrictive than those agreed to herein (or such terms and conditions are subsequently relaxed including as a result of a modification, waiver or amendment) or (y) the Company changes, amends, modifies or waives (other than to correct a typographical error) any particular provision of any other lock-up agreement entered into with a Triggering Shareholder in connection with the closing of the Merger, then the undersigned shall be offered the option (but not the requirement) to have the less restrictive terms and conditions in such letter agreement apply to the undersigned or make a corresponding change, amendment, modification or waiver, as applicable. The Stockholder hereby represents and warrants that such Stockholder has full power and authority to enter into this Letter Agreement and that this Letter Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms. Upon request, the Stockholder will execute any additional documents necessary in connection with enforcement hereof; provided, that the terms of any such additional document shall not impose any additional Transfer restrictions on the Stockholder. Any obligations of the Stockholder shall be binding upon the successors and assigns of the Stockholder from and after the date hereof.
6.
This Letter Agreement constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all of the Parties.
7.
No Party may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Stockholder and each of its respective successors, heirs and assigns and permitted transferees.
8.
This Letter Agreement, and all Actions based upon, arising out of, or related to this Letter Agreement or the transactions contemplated herein, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any proceeding or Action based upon, arising out of or related to this Letter Agreement or the transactions contemplated hereby must be brought in the Court of Chancery in the City of Wilmington, New Castle County, Delaware or, in the event such court lacks subject matter jurisdiction, the United States District Court sitting in Wilmington, Delaware or, in the event such federal district court lacks subject matter jurisdiction, then in the Superior Court in the City of Wilmington, New Castle County, Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Letter Agreement or the transactions contemplated hereby in any other court. In addition, each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail (or similar private providers of mail services) to such party’s respective primary address shall be effective service of process with respect to any matters brought hereunder. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Letter Agreement.
9.
This Letter Agreement may be executed in multiple counterparts (including PDF and electronic signature counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.
10.
This Letter Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the expiration of the Lock-Up Period.

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Very truly yours,

(Name of Stockholder – Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity – Please Print)

(Title of Signatory if Stockholder is an entity – Please Print)

Address:

TIGO ENERGY, INC.

By:
Name:

Title:

[Signature Page to Lock-Up Letter Agreement]